Exhibit 10.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of November 12, 2010 by and among Christopher S. Wallace, as Sellers’ Representative (“Junior Lender”), Primoris Services Corporation, a Delaware corporation (“Debtor”), and Michael D. Killgore, as Sellers’ Representative (“James Lender”), with reference to the following facts:

R E C I T A L S

A.            In connection with that certain Membership Interest Purchase Agreement by and among Debtor, the members of James Construction Group, L.L.C., and James Lender, Debtor has issued to James Lender that certain Promissory Note in the original principal amount of $53,500,000 (the “James Note”).

B.            In connection with that certain Agreement and Plan of Merger by and among Debtor, Primoris Merger Sub, Inc., Rockford Holdings Corporation and Junior Lender, Debtor has issued to Junior Lender that certain Promissory Note in the original principal amount of $16,711,967 (the “Junior Note”).

C.            Section 8.1 of the James Note requires the Junior Note to be subordinated in right of payment to the payment of the James Note.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE 1
SELECTED DEFINITIONS

1.1           Definitions.  The following capitalized terms shall have the meanings given to them below:

(a)           “Bankruptcy Code” means 11 U.S.C. §§101, et seq.

(b)           “James Lender Event of Default” means an “Event of Default” described in Section 5 of the James Note.

(c)           “James Indebtedness” means all obligations of Debtor now or hereafter existing under the James Note whether for principal, interest (including, without limitation, interest, as provided in the James Note, accruing after the filing of a petition initiating any proceeding referred to in Section 2.2(a), whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

(d)           “Subordinated Debt” means all obligations of Debtor now or hereafter existing under the Junior Note, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 2.2(a), whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

ARTICLE 2
SUBORDINATION

2.1           Subordinated Debt Subordinate to James Indebtedness.  Debtor and Junior Lender agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all James Indebtedness.

2.2           Events of Subordination.

(a)           In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Debtor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the respective assets and liabilities of Debtor or otherwise, (i) James Indebtedness shall first be paid in full before Junior Lender or its successors or assigns holding any of the Subordinated Debt shall be entitled to receive any payment of all or any of the Subordinated Debt, and (ii) any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise shall be paid or delivered directly to James Lender for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the James Indebtedness until the James Indebtedness shall have been paid in full.

(b)           In the event that Junior Lender receives notice that any James Lender Event of Default shall have occurred and be continuing, no payment shall be made by or on behalf of Debtor for or on account of any Subordinated Debt, Junior Lender will take no steps, whether by suit or otherwise to compel or enforce the collection of the Subordinated Debt, and Junior Lender shall not take or receive from Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

(c)           In the event that any Subordinated Debt is declared due and payable before its stated maturity, James Lender shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all James Indebtedness before the holders of the Subordinated Debt are entitled to receive any payment by Debtor on account of the Subordinated Debt.

(d)           So long as no James Lender Event of Default has occurred and is continuing, Junior Lender may accept from Debtor regularly scheduled payments of principal and interest on the Junior Note.  Debtor shall not make, and Junior Lender shall not accept, any prepayments under the Junior Note without the prior written consent of James Lender.

2.3           In Furtherance of Subordination.

(a)           If any proceeding referred to in Section 2.2(a) above is commenced by or against Debtor,

(i)            James Lender is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Lender), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2.2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of James Lender hereunder; and

(ii)           Junior Lender shall duly and promptly take such action as James Lender may reasonably request, at the expense of James Lender (A) to collect the Subordinated Debt for the account of James Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to James Lender such powers of attorney, assignments, or other instruments as James Lender may reasonably request in order to enable James Lender to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(b)           All payments or distributions upon or with respect to the Subordinated Debt which are received by Junior Lender contrary to the provisions of this Article shall be received in trust for the benefit of James Lender, shall be segregated from other funds and property held by Junior Lender and shall be forthwith paid over to James Lender in the same form as so received (with any, necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the James Indebtedness.

2.4           Rights of Subrogation.  No payment or distribution to James Lender pursuant to the provisions of this Article shall entitle Junior Lender to exercise any right of subrogation in respect thereof until the James Indebtedness shall have been paid in full.

2.5           Further Assurances.  Junior Lender and Debtor each will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that James Lender may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable James Lender to exercise and enforce their respective rights and remedies hereunder.

2.6           Agreements in Respect of Subordinated Debt.

(a)           To be effective, all amendments, waivers or other modifications of this Agreement, and any agreement supplemental to this Agreement shall be executed by each of the parties hereto.

(b)           Junior Lender shall promptly notify James Lender of the occurrence of any default under the Subordinated Debt.

2.7           Agreement by Debtor.  Debtor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

2.8           Waiver.  Except for the notice required in Section 2.10, Junior Lender and Debtor, each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the James Indebtedness and any requirement that James Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Debtor or any other person or entity or any collateral.  Notwithstanding the foregoing, this waiver shall not apply to any notice requirements to Debtor by James Lender under the James Note.

2.9           No Waiver, Remedies.  No failure on the part of James Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

2.10         Notice of Default by James Lender.  James Lender agrees that it will give notice to Junior Lender substantially contemporaneous to the notice given to Debtor of a James Lender Event of Default.  Furthermore, James Lender agrees that it will give Junior Lender advance written notice of any foreclosure sale or other similar disposition of any collateral of Debtor for the benefit of James Lender.

2.11         Continuing and Binding Effect.   This Agreement shall be continuing and binding until written notice of its discontinuance shall be provided by James Lender to Junior Lender, or shall continue to remain in full force and effect until all James Indebtedness shall have been fully paid and satisfied.

ARTICLE 3
MISCELLANEOUS

3.1           Conflicts.  If there is any conflict between any term or condition of this Agreement and any term or condition of the James Note or the Junior Note, the provisions of this Agreement shall control.

3.2           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed given (i) when delivered if in person or by telecopy, (ii) three (3) days after being deposited, postage prepaid, in the U.S. Mail addressed as follows:

If to Junior Lender:                              Christopher S. Wallace

Second City Capital Corporation

1075 West George Street, Suite 2600

Vancouver, BC, Canada V6E 3C9

Telephone:            (604) 806-3350

Facsimile:               (604) 661-4873

If to Debtor:                                          Primoris Services Corporation

26000 Commercentre Drive

Lake Forest, CA  92630

Telephone:            (949) 598-9242

Facsimile:               (949) 595-5544

Attn:                       General Counsel

If to James Lender:                               Michael D. Killgore
17653 Cross Boulevard
Baton Rouge, LA 70810

3.3           Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which, when taken together, shall be deemed to be one and the same instrument.

3.4           Governing Law.  This Agreement shall be construed with the laws of the State of California without regard to conflict of law principles.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Junior Lender:	/s/ Christopher S. Wallace
Christopher S. Wallace, as Sellers’ Representative

Debtor:	Primoris Services Corporation

	By:	/s/ John P. Schauerman

		Title:	EVP, Corporate Development

James Lender:	/s/ Michael D. Killgore
Michael D. Killgore, as Sellers’ Representative

[Signature Page to Subordination Agreement]